Exhibit 99.1

FOR IMMEDIATE RELEASE                  Contact:   Anna White Lovely
                                                  Select Comfort Corporation
                                                  763-551-7460
                                                  anna.lovely@selectcomfort.com

                          SELECT COMFORT TO PRESENT AT
                THE 25th ANNUAL PIPER JAFFRAY CONSUMER CONFERENCE

MINNEAPOLIS, MINN. (June 6, 2005) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced that it will be presenting at the 25th Annual Piper Jaffray Consumer Conference on Wednesday, June 8, 2005 in New York at 8:30 a.m. (ET). Select Comfort Corporation will provide a live webcast link on the Investor Relations section of its website at www.selectcomfort.com. A replay of the Company's presentation will also be available through the Investor Relations section of the company's website.

ABOUT SELECT COMFORT Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select
Comfort's products are sold through its 367 retail stores located nationwide, through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1)      Top 25 Bedding Retailers, Furniture Today, May 23, 2005